                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to the Nu Horizons Electronics Corp. 2000 Outside Directors' Stock Option Plan) of our opinion dated May 22, 2000 on the consolidated financial statements on Nu Horizons Electronics Corp. and subsidiaries included in the Corporation's annual report on Form 10-K for the fiscal year ended February 28, 2000.



                              /S/ LAZAR, LEVINE & FELIX LLP
                              -----------------------------
                              LAZAR, LEVINE & FELIX LLP
                              Certified Public Accountants



New York, New York
December 4, 2000